                                                                     EXHIBIT 16


                            [Deloitte & Touche LLP]
                                 [Letterhead]



July 26, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K/A of Hanmi Financial Corporation dated July 26, 2001.



Yours truly,

/s/ Deloitte & Touche LLP